                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) on Rule 14a-12

                                  Netzee, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box:)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies: N/A

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: N/A

        ------------------------------------------------------------------------

     (5)  Total fee paid: N/A

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  NETZEE, INC.

                       6190 POWERS FERRY ROAD, SUITE 400

                             ATLANTA, GEORGIA 30339

                                                                    May 12, 2000

Dear Netzee, Inc. Shareholder:

     On behalf of your Board of Directors, you are cordially invited to attend the Netzee, Inc. 2000 annual meeting of shareholders to be held at The Crowne Plaza Hotel, 6345 Powers Ferry Road, Atlanta, Georgia, on Thursday, June 15, 2000, at 9:00 a.m.

     It is important that your shares are represented at the annual meeting. Whether or not you plan to attend the annual meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that completing the proxy card will not prevent you from attending the annual meeting and voting in person.

     You will find information regarding the matter to be voted on at the annual meeting in the following pages. Our 1999 Annual Report to Shareholders is also enclosed with these materials. Your interest in Netzee is appreciated, and we look forward to seeing you on June 15th.

                                  Sincerely,

                                  /s/ GLENN W. STURM
                                  Glenn W. Sturm
                                  Chief Executive Officer and Director

                                  NETZEE, INC.

                       6190 POWERS FERRY ROAD, SUITE 400

                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 2000
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Netzee, Inc., a Georgia corporation (the "Company"), will be held at The Crowne Plaza Hotel, 6345 Powers Ferry Road, Atlanta, Georgia 30339, on Thursday, June 15, 2000, at 9:00 a.m., local time, for the following purposes:

          1. To elect four Class I Directors, each to hold office for a three-year term and until their successors have been elected and qualified, and to elect one Class II director to hold office for a one-year term and until his successor has been elected and qualified; and

          2. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     ONLY HOLDERS OF RECORD OF THE COMPANY'S COMMON STOCK, NO PAR VALUE, AT THE CLOSE OF BUSINESS ON MAY 8, 2000 SHALL BE ENTITLED TO NOTICE OF, AND TO VOTE AT, THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

     You are cordially invited to attend the meeting in person. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

                                        By Order of the Board of Directors

                                        /s/ RICHARD S. EISWIRTH
                                        Richard S. Eiswirth
                                        Secretary

Atlanta, Georgia
May 12, 2000

                                  NETZEE, INC.

                       6190 POWERS FERRY ROAD, SUITE 400

                             ATLANTA, GEORGIA 30339

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 2000
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Netzee, Inc., a Georgia corporation (the "Company"), of proxies for use at the Company's 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Crowne Plaza Hotel, 6345 Powers Ferry Road, Atlanta, Georgia, on Thursday, June 15, 2000, at 9:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting and accompanying proxy card and the Company's 1999 Annual Report to Shareholders were first sent or given to shareholders on or about May 12, 2000.

     Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on May 8, 2000 (the "Record Date") will be entitled to notice of the Annual Meeting and to vote the shares of Common Stock held by them on such date at the Annual Meeting or any and all postponements or adjournments thereof. As of the Record Date, 21,075,083 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. In addition, 500,000 shares of 8% Series A Convertible Preferred Stock, no par value (the "Preferred Stock") were issued and outstanding as of the Record Date. Holders of shares of Preferred Stock are not entitled to notice of or vote at the Annual Meeting.

     Each share of Common Stock entitles the holder thereof to cast one vote on each matter to be voted upon at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote as of May 8, 2000, will constitute a quorum. The presence of a quorum at the Annual Meeting, either in person or by proxy, and a favorable vote of a plurality of the shares represented and voted at the Annual Meeting shall be required for the election of directors. Abstentions and broker non-votes are counted only for purposes of determining the presence or absence of a quorum for the transaction of business and are not counted for purposes of electing directors. None of the actions to be voted upon at the Annual Meeting shall create dissenters' rights under the Georgia Business Corporation Code. Shareholders of the Company do not have any right to cumulate their votes for the election of directors.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote FOR the Board of Directors' nominees as directors and as recommended by the Board of Directors with regard to all other matters as may properly come before the Annual Meeting or, if no such recommendation is given, in their own discretion. Each such proxy granted may be revoked by the shareholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers, employees and agents, may also solicit proxies personally or by telephone, but such persons will not be specifically compensated for such services. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and the Company will reimburse such holders for their reasonable expenses in doing so.

         PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares and percentage of the Company's Common Stock beneficially owned as of May 5, 2000 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee, individually, (iii) the executive officer of the Company named in the Summary Compensation Table in this Proxy Statement and (iv) all executive officers and directors of the Company as a group.

     A person is deemed to be a beneficial owner of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of a security, or "investment power," which includes the power to dispose of or to direct the disposition of a security. For purposes of this table, a person or group of persons is also deemed to have beneficial ownership of any shares that the person or group has the right to acquire within 60 days after May 5, 2000. Except as otherwise indicated, and subject to applicable community property laws, the persons named below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner below is 6190 Powers Ferry Road, Suite 400, Atlanta, Georgia 30339.

                                                                                     PERCENTAGE
NAME OF BENEFICIAL OWNER                                      NUMBER OF SHARES   BENEFICIALLY OWNED
------------------------                                      ----------------   ------------------
The InterCept Group, Inc.(1)................................     7,557,673              34.8%
  3150 Holcomb Bridge Road, Suite 200
  Norcross, GA 30071
Community Financial Services, Inc...........................     1,361,000               6.3%
  2410 Paces Ferry Road
  600 Paces Summit
  Atlanta, GA 30339-4098
Glenn W. Sturm(2)(3)........................................       931,556               4.3%
John W. Collins(2)(4)(5)....................................       757,594               3.5%
Jon R. Burke(2)(5)..........................................        10,000                 *
Gayle M. Earls(5)(6)........................................        10,000                 *
Joel A. Katz(5).............................................        10,000                 *
Stiles A. Kellett, Jr.(5)(7)................................       511,000               2.4%
Jefferson B. A. Knox, Sr.(5)................................        10,000                 *
Bruce P. Leonard(5)(8)......................................        10,000                 *
Joseph F. Quinlan, Jr.(5)(9)................................        10,000                 *
A. Jay Waite(5)(10).........................................        52,500                 *
All directors and executive officers as a group
  (14 persons)(11)..........................................     2,924,604              13.1%

---------------

  *  Less than 1% of the outstanding Common Stock.
 (1) Includes 767 shares of Common Stock held by First Union National Bank ("First Union"), as escrow agent. Substantially all the assets of The InterCept Group, Inc., ("InterCept"), including the 7,557,673 shares of Common Stock beneficially owned by InterCept, serve as collateral to secure debt for money borrowed.
 (2) Excludes 7,557,673 shares of Common Stock held by InterCept as to which Mr. Burke, Mr. Sturm and Mr. Collins, directors of InterCept, each disclaim beneficial ownership.
 (3) Includes 8,989 shares of Common Stock held by First Union, as escrow agent, and 211,667 shares of Common Stock underlying options that are exercisable within 60 days after May 5, 2000.

 (4) Includes 10,366 shares of Common Stock held by First Union, as escrow agent, and 118,932 shares of Common Stock held indirectly through FDS, LLC, in which Mr. Collins owns a 60% membership interest.
 (5) Includes 10,000 shares of Common Stock underlying options that are immediately exercisable.
 (6) Excludes 969,792 shares of Common Stock held by Independent Bankers Financial Corporation ("IBFC"), as to which Mr. Earls, as President and Chief Executive Officer of IBFC, disclaims beneficial ownership.
 (7) Includes 493,000 shares of Common Stock held by Kellett Partners, L.P. and 1,000 shares of Common Stock held by Mr. Kellett's wife. Mr. Kellett disclaims beneficial ownership of all shares held by his wife.
 (8) Excludes 1,361,000 shares of Common Stock held by Community Financial Services, Inc. ("CFSI"), as to which Mr. Leonard, as President and Chief Executive Officer of CFSI, disclaims beneficial ownership.
 (9) Excludes 2,000 shares of Common Stock held by First National Banker's Bank ("FNBB"), as to which Mr. Quinlan, as Chairman, President and Chief Executive Officer of FNBB, disclaims beneficial ownership.
(10) Includes 10,000 shares of Common Stock held by Waite Family Fund Ltd. ("WFF"), a limited partnership in which Mr. Waite is the sole general partner.
(11) Includes a total of 657,550 shares of Common Stock underlying options that are exercisable within 60 days after May 5, 2000.

     John W. Collins is the Chief Executive Officer, the Chairman of the Board of Directors and a shareholder of InterCept, as well as the Chairman of the Board of Directors of the Company. Glenn W. Sturm is a director and shareholder of InterCept, as well as the Chief Executive Officer and a director of the Company. Bruce P. Leonard is the President and Chief Executive Officer of CFSI and a director of the Company. Jon R. Burke is a director of both the Company and InterCept.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any person who beneficially owns more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon on a review of copies of Section 16(a) filings received by the Company during or with respect to fiscal 1999 and certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during fiscal 1999 has been filed in a timely manner with the exception of the following:

     - Each of Richard S. Eiswirth, the Company's Senior Executive Vice President, Chief Financial Officer and Secretary, and C. Michael Bowers, the Company's Chief Operating Officer, did not file a Form 4 during fiscal 1999 to report a grant of options on November 9, 1999 pursuant to the Netzee, Inc. 1999 Stock Option and Incentive Plan (the "Plan"). Each of Messrs. Eiswirth and Bowers filed a Form 4 with the Commission on April 27, 2000 to report such transactions.

     - Each of Messrs. Eiswirth and Bowers did not file a Form 5 for the 1999 fiscal year with respect to each of the transactions above that were not filed on Form 4.

     - A. Jay Waite, a director of the Company, did not file a Form 4 in fiscal 1999 with respect to the acquisition of 10,000 shares of Common Stock by WFF on November 9, 1999. This transaction was reported on Mr. Waite's Form 5 for the 1999 fiscal year.

     - Bruce P. Leonard, a director of the Company, did not file a Form 4 with respect to the acquisition of 875 shares of Common Stock on November 16, 1999. This transaction was reported on Mr. Leonard's Form 5 for the 1999 fiscal year.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The following table sets forth information with respect to the continuing directors, director nominees and executive officers of the Company as of May 8, 2000.

NAME                                              AGE                      POSITION
----                                              ---                      --------
Glenn W. Sturm..................................  46    Chief Executive Officer and Class I Director
Catherine G. Silver.............................  43    President and General Manager
C. Michael Bowers...............................  52    Chief Operating Officer
Richard S. Eiswirth.............................  31    Senior Executive Vice President, Chief
                                                        Financial Officer and Secretary
Michael E. Murphy...............................  51    Vice President and Chief Technology Officer
John W. Collins.................................  52    Chairman of the Board of Directors (Class III
                                                          Director)
Jon R. Burke....................................  52    Class II Director
Gayle M. Earls..................................  63    Class III Director
Joel A. Katz....................................  55    Class I Director
Stiles A. Kellett, Jr...........................  56    Class I Director
Jefferson B. A. Knox, Sr........................  37    Class II Director
Bruce P. Leonard................................  46    Class III Director
Joseph F. Quinlan, Jr...........................  52    Class I Director
A. Jay Waite....................................  51    Class II Director

     In accordance with Article IX of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III. The maximum number of members of the Board of Directors is currently set at ten. Messrs. Katz, Kellett, Quinlan and Sturm currently serve as Class I directors and have been nominated for election at the Annual Meeting. If elected, Messrs. Katz, Kellett, Quinlan and Sturm will serve as Class I directors until the 2003 annual meeting. Messrs. Knox and Waite currently serve as Class II directors until the 2001 annual meeting. However, because Mr. Burke was elected by the Board of Directors as a Class II director to fill a newly created directorship, his term will expire on the date of the Annual Meeting. Mr. Burke has been nominated for election at the Annual Meeting. If he is so elected, he will serve as a Class II director until the 2001 annual meeting. Messrs. Collins, Earls and Leonard currently serve as Class III directors until the 2002 annual meeting.

     Messrs. Burke, Katz, Kellett, Quinlan and Sturm have consented to serve on the Board and the Board has no reason to believe that they will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board shall have designated a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board. Messrs. Burke, Katz, Kellett, Quinlan and Sturm must be elected by a plurality of the votes cast at the Annual Meeting.

NOMINEES AS CLASS I DIRECTORS

     The biographies set forth below are submitted for consideration regarding the nomination of each of Messrs. Katz, Kellett, Quinlan and Sturm for election as Class I directors.

     JOEL A. KATZ has served as a Class I director of the Company since September 1999. Since 1998, Mr. Katz has been a shareholder in the law firm of Greenberg Traurig, P.A. in Atlanta, Georgia, where he specializes in the practice of entertainment and sports law. From 1971 to 1998, Mr. Katz practiced law in Atlanta with Katz, Smith & Cohen.

     STILES A. KELLETT, JR. has served a Class I director of the Company since October 1999. Since March 1996, Mr. Kellett has been the owner and Chairman of the Board of Directors of Kellett Investment Corp., a privately-held investment firm. From 1976 to 1995, Mr. Kellett was co-owner and served as Chairman of the Board of Directors of Convalescent Services, Inc., a long-term health care company located in Atlanta, Georgia. Mr. Kellett also serves as a director of MCI WORLDCOM, Inc. and as a director of 1st Virtual, Inc., an Internet bank based in Palm Beach Gardens, Florida.

     JOSEPH F. QUINLAN, JR. has served as a Class I director of the Company since April 2000. Since 1984, Mr. Quinlan has been the President and Chief Executive Officer of FNBB, a bankers' bank located in Baton Rouge, Louisiana. Mr. Quinlan has also served as the Chairman of FNBB since 1995. He also served from 1977 to 1984 as the President of Citizens Bank and Trust in Thibodeaux, Louisiana. Mr. Quinlan is also the past President of the Community Bankers of Louisiana and the past Chairman of the Bankers' Bank Council.

     GLENN W. STURM has served as the Company's Chief Executive Officer and a Class I director since the Company's inception in August 1999. Since 1997, Mr. Sturm has served as a director of InterCept, which beneficially owns approximately 35% of the Common Stock. Since 1992, Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. ("Nelson Mullins"), where he served as Corporate Chairman until 1999 and serves as a member of the Executive Committee. From 1997 until 1999, Mr. Sturm also served as a director of WebMD, Inc. Mr. Sturm serves on the board of directors of two other public companies: Towne Services, Inc., a provider of sales and financing transactions products and services, and comstar.net, inc., an Internet service provider.

NOMINEE AS CLASS II DIRECTOR

     The biography set forth below is submitted for consideration regarding the nomination of Mr. Burke for election as a Class II Director.

     JON R. BURKE has served as a Class II director of the Company since October 1999. Since 1995, Mr. Burke has served as a principal with Brown, Burke Capital Partners, Inc., a financial consulting firm for companies involved in mergers and acquisitions. Mr. Burke also serves as the general managing member of Capital Appreciation Management Company, L.L.C., the managing general partner of an Atlanta-based merchant-banking fund. From 1973 to 1995, he was employed by The Robinson-Humphrey Company, Inc., most recently serving as a Senior Vice President in the Research Department. Mr. Burke currently serves on the Board of Directors of InterCept, HealthTronics, Inc., a provider of medical treatment solutions, and United Companies Financial Corporation, a financial services holding company engaged in commercial lending.

CONTINUING CLASS II DIRECTORS

     JEFFERSON B. A. KNOX, SR. has served as a Class II director of the Company since April 2000. Since April 1998, Mr. Knox has been the Executive Director of The Knox Foundation, a private charitable foundation. From 1992 to 1998, Mr. Knox was the President of the Columbia County, Georgia division of Allied Bank of Georgia, which was acquired by Regions Bank of Georgia in 1997. From 1987 to 1992, Mr. Knox served as the President of The Bank of Columbia County, which at that time was a wholly-owned subsidiary of Allied Bankshares, Inc. Mr. Knox is currently a member of the Board of Directors of Regions Bank of Central Georgia in Thomson, Georgia. Mr. Knox is the son of Boone A. Knox, a director of InterCept.

     A. JAY WAITE has served as a Class II director of the Company since September 1999. Mr. Waite is currently a private investor. From 1989 to 1998, Mr. Waite served as the Chairman of the Board of Reily Electrical Supply, Inc., an electrical equipment distributor.

CONTINUING CLASS III DIRECTORS

     JOHN W. COLLINS has served as the Company's Chairman of the Board of Directors since its inception. Mr. Collins was the co-founder of InterCept and has served as its Chairman of the Board and Chief Executive Officer since 1996. Prior to co-founding InterCept, Mr. Collins served as a director and executive officer of several of its predecessor companies and affiliates since 1986. Mr. Collins is also a director of Towne Services, Inc. and several privately held companies.

     GAYLE M. EARLS has served as a Class III director of the Company since September 1999. Since 1986, Mr. Earls has served as the President, Chief Executive Officer and a director of TIB The Independent Bankers Bank ("TIB"), a bankers' bank located in Dallas, Texas, and its parent company, IBFC. Mr. Earls served for the past six years as a director of the Federal Reserve Bank of Dallas.

     BRUCE P. LEONARD has served as a Class III director of the Company since September 1999. Since 1990, Mr. Leonard has served as the President, Chief Executive Officer and a director of The Bankers Bank, a bankers' bank located in Atlanta, Georgia, and its parent company, CFSI. Prior to that, he was Senior Vice President -- Marketing of The Bankers Bank. He has served as past Chairman of the U.S. Bankers' Banks CEO Council, and as a board member of the Independent Bankers Association of America. He is currently a board member of the Georgia Bankers Association, Community Bankers Association of Georgia and Southeastern Bankcard Association.

     Pursuant to the terms of certain of the Company's strategic marketing agreements, the Company agreed to cause Messrs. Earls and Leonard to be elected as the Company's Class III directors. Mr. Earls is the President and Chief Executive Officer of TIB, one of the Company's strategic marketing partners. Mr. Leonard is the President and Chief Executive Officer of The Bankers Bank, another strategic marketing partner.

     Under the terms of a Line of Credit Agreement between the Company and Kellett Partners, L.P. ("Kellett Partners"), the Company agreed to cause a representative of Kellett Partners to be elected to the Board of Directors. Stiles A. Kellett, Jr. has been designated by Kellett Partners as its representative to serve on the Board of Directors and was elected to the Board of Directors on October 19, 1999. Although the Line of Credit Agreement was terminated on December 15, 1999, Mr. Kellett remains as a member of the Board of Directors.

EXECUTIVE OFFICERS

     Certain information relating to each executive officer of the Company (other than those set forth above) is set forth below.

     CATHERINE G. SILVER has served as the Company's President and General Manager since April 2000 and as the Company's Senior Executive Vice President and General Manager -- Marketing and Client Services from December 1999 to April 2000. From January 1999 until November 1999, Ms. Silver was President of the Professional Division of Healtheon/WebMD Corporation. From November 1997 until December 1998, Ms. Silver was a principal at Synectics, Inc., a management consulting company. From November 1996 until November 1997, Ms. Silver was Vice President of New Business Development at Reed Elsevier, a publisher and information services company. From October 1995 to November 1996, Ms. Silver was Vice President of Sales and Marketing for Herring Communications, publisher of the technology and business magazine "The Red Herring."

     C. MICHAEL BOWERS has served as the Company's Chief Operating Officer since August 1999 and as the Company's President from August 1999 until April 2000. Mr. Bowers served as the President and Chief Executive Officer of Dyad Corporation, a company that designed and developed loan application and fulfillment software, from its inception in 1996 until the Company acquired it in 1999. From March 1991 to April 1996, Mr. Bowers was the manager of management consulting for Porter Keadle Moore, LLP (formerly Evans, Porter, Bryan & Co.), a financial institution accounting and consulting firm located in Atlanta, Georgia. Prior to joining Porter Keadle Moore, Mr. Bowers served in various capacities with seven community financial institutions.

     RICHARD S. EISWIRTH has served as the Company's Senior Executive Vice President, Chief Financial Officer and Secretary since August 1999. Prior to joining the Company, Mr. Eiswirth was a certified public accountant with Arthur Andersen LLP from 1991 until 1999.

     MICHAEL E. MURPHY has served as the Company's Vice President since March 2000 and as the Company's Chief Technology Officer since April 2000. Mr. Murphy served as Chief Executive Officer of Digital Visions, Inc., a provider of financial information software, from May 1995 until the Company acquired it in March 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors also intends to form a Nominating Committee.

  Audit Committee

     The Audit Committee consists of Messrs. Leonard and Waite. The Audit Committee reviews the scope and timing of audit services provided to the Company and any other services the Company's independent auditors are asked to perform, the auditors' report on the Company's financial statements following completion of such audit and the auditors' policies and procedures with respect to internal accounting and financial control. In addition, the Audit Committee will make annual recommendations to the Board of Directors of the appointment of independent auditors for the following year. The Audit Committee held one meeting in fiscal 1999.

     In connection with recent amendments to the rules of the Nasdaq National Market, the Company is now required to establish an Audit Committee that is comprised of at least three independent directors, one of whom must be experienced in finance or accounting, and to establish a charter for the Audit Committee. The Company intends to cause the Audit Committee to comply with these rule changes as soon as practicable.

  Compensation Committee

     The Compensation Committee consists of Messrs. Katz and Waite. The Compensation Committee reviews and evaluates the compensation and benefits of all of the Company's officers, reviews general policy matters relating to compensation and benefits of the Company's employees and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers the Plan. The Compensation Committee held two meetings in fiscal 1999.

  Nominating Committee

     When formed, it is anticipated that the Nominating Committee will consist of at least two members of the Board of Directors. The Nominating Committee will interview, evaluate, nominate and recommend individuals for membership on the Company's Board of Directors and committees thereof. The Company's Bylaws provide for procedures for consideration of nominees recommended by shareholders.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held one meeting during fiscal 1999. During fiscal 1999, each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and of its committees that they were eligible to attend.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Messrs. Katz and Waite. Until the Compensation Committee was established on September 10, 1999, the Board of the Directors, acting as a whole, determined executive compensation. Glenn W. Sturm, the Company's Chief Executive Officer, is a member of the Board of Directors and, as such, participated in board deliberations concerning executive officer compensation.

     Mr. Sturm is a partner of Nelson Mullins. This firm provided legal services to the Company and Direct Access Interactive, Inc. ("Direct Access"), the predecessor to the Company, in fiscal 1999 in the aggregate amount of $98,000.

     For a description of certain transactions with members of the Board of Directors or their affiliates, see "Certain Relationships and Related Transactions."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES SET FORTH IN PROPOSAL ONE.

                             EXECUTIVE COMPENSATION

     The following table sets forth as of December 31, 1999 all compensation paid by the Company during fiscal year 1999 to the Company's Chief Executive Officer. No other executive officer earned more than $100,000 in total salary and bonus during fiscal year 1999. Because none of the Company's executive officers were employed by the Company or any of its predecessors prior to July 1999, the Company has omitted information in this table for fiscal years 1997 and 1998. Pursuant to the rules of the Commission, the compensation described in this table does not include the value of medical insurance, group life insurance or other benefits received by the named executive officer that are available generally to all salaried employees of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                             -------------------------
                                                ANNUAL COMPENSATION                   AWARDS
                                         ---------------------------------   -------------------------
                                                                             RESTRICTED    SECURITIES
                                                              OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                                FISCAL   SALARY     BONUS     COMPENSATION     AWARDS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR     ($)        ($)          ($)           ($)           (#)            ($)
---------------------------     ------   ------   ---------   ------------   ----------   ------------   ------------
Glenn W. Sturm................   1999      $1(1)    $-0-(1)       $-0-          $-0-        310,000          $-0-
  Chief Executive Officer

---------------

(1) In 1999, Mr. Sturm waived the receipt of all salary and bonus owed to him by the Company, except for $1.

     All of the Company's executive officers were hired in 1999, except for Ms. Silver, who was hired as an employee in January 2000, and Mr. Murphy, who was hired in March 2000. The Company entered into Employment Agreements with each of Messrs. Sturm, Bowers and Eiswirth on September 1, 1999, and the Company amended the Employment Agreement with Mr. Eiswirth on March 1, 2000. The Employment Agreements with these executive officers provide for minimum annual salaries as follows: Mr. Sturm, $250,000; Mr. Bowers, $200,000; and Mr. Eiswirth, $140,000. However, Mr. Sturm has elected to waive all of his salary and bonus for fiscal year 1999 and for the first quarter of fiscal year 2000. In addition, each of these employment agreements provide, among other things:

     - for a term of two years, subject to extension by the Company for an additional two years;

     - for incentive compensation based upon achievement of targeted levels of performance and other criteria that may be established by the Board of Directors from time to time;

     - that the executive is eligible to participate in all of the Company's management incentive programs, and in the Company's stock, retirement and similar plans, that the Company will pay for the executive's club dues and that the Company will provide him with an automobile allowance, permit him to use the Company's assets free of charge and provide him with other benefits;

     - for termination upon death or disability or for cause;

     - that the executive may terminate the Employment Agreement following a change in control of the Company;

     - that, if the Employment Agreement is terminated by the Company without cause or by the executive after the Company's breach or after a change in control:

      - the executive will receive as a lump sum accrued compensation and bonus, and his annual base salary, bonus and certain benefits for the remainder of the term of the Employment Agreement (or if the remainder of the term is less than one year, his salary for one year), and, with respect to Mr. Sturm only, the Company must continue his insurance benefits until he reaches age 65 unless he obtains these benefits from a subsequent employer or Medicare;

      - options and other stock awards held by the executive vest and become immediately exercisable;

     - the executive shall have piggyback registration rights to have his shares included in any registered offering the Company completes, subject to various limitations and conditions;

     - the executive shall be permitted to participate in venture capital and other investments whether or not the Company participates in the particular investment; and

     - if the executive is required to pay federal excise taxes by reason of a "golden parachute payment," the Company will reimburse him for those excise taxes.

     Mr. Sturm's Employment Agreement permits him to continue to provide legal and other consulting services and to serve a director or advisor to other organizations, provided that such activities do not materially interfere with his duties as the Company's Chief Executive Officer and are not materially adverse to the Company's interests. He is entitled to keep all compensation paid to him for rendering legal or consulting services or serving as a director or advisor. In the event that in any instance his work for Nelson Mullins or any other organization shall be adverse to the Company's interests, Mr. Sturm will immediately withdraw from any involvement or participation in that work. Further, under Mr. Sturm's arrangement with Nelson Mullins, Mr. Sturm is prohibited from receiving any benefit, financial or otherwise, from any work that Nelson Mullins may do for the Company. Additionally, Mr. Sturm's Employment Agreement gives him demand registration rights if he is terminated for any reason other than for cause and if, at the time of termination, he owns options that have not been subject to registration on a Form S-8 or otherwise.

     On February 28, 2000, the Company entered into a two-year Employment Agreement with Mr. Murphy that provides him with a base salary of $185,000 per year. The Company also granted Mr. Murphy a non-qualified stock option under the Plan to purchase up to 100,000 shares of Common Stock. This option has an exercise price of $22.125 per share. One-half of the option will vest on March 7, 2001 and the remaining one-half of the option will vest on March 7, 2002, except that the option shall vest immediately upon a transfer of control of the Company. If the Employment Agreement is terminated by the Company without cause, Mr. Murphy will receive payment of his base salary for the greater of 12 months or the remainder of the term. The agreement also prohibits Mr. Murphy from competing with the Company or soliciting its customers, employees or consultants during the term of the Employment Agreement. Thereafter, the Company may extend these prohibitions for up to 18 months after the Employment Agreement expires. However, if the Company extends these prohibitions, the Company must pay Mr. Murphy the amount of his last monthly salary during each month that such prohibitions are extended.

     The Company has also entered into agreements with other employees who are not executive officers.

COMPENSATION OF DIRECTORS

     Neither employee nor non-employee directors receive cash compensation for services performed in their capacity as directors. The Company reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees. In addition, directors are eligible to receive grants of awards under the Plan. The Company has granted to each director a one-time option to purchase 40,000 shares of Common Stock. One fourth of this option vests immediately on the date of election and the remainder of the option vests in equal portions over the next three anniversaries of the grant date. See "-- Netzee, Inc. 1999 Stock Option and Incentive Plan."

STOCK OPTIONS

     The following table sets forth information regarding the grant of stock options in fiscal year 1999 to the Company's Chief Executive Officer, the only executive officer named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                       -------------------------------------------------------------------------------
                                       PERCENT OF
                        NUMBER OF        TOTAL                        FAIR MARKET
                        SECURITIES    OPTIONS/SARS    PER SHARE        VALUE OF
                        UNDERLYING     GRANTED TO    EXERCISE OR     STOCK ON DATE
                       OPTIONS/SARS   EMPLOYEES IN       BASE          OF GRANT
        NAME           GRANTED (#)    FISCAL YEAR    PRICE ($/SH)       ($/SH)        EXPIRATION DATE
        ----           ------------   ------------   ------------    -------------   -----------------
Glenn W. Sturm.......    170,000(2)       6.0%          $ 2.00          $ 2.00       July 1, 2009
                          40,000(3)       1.4%          $ 5.00          $11.50(1)    September 7, 2009
                         100,000(4)       3.5%          $14.00          $14.00       October 19, 2009


                       POTENTIAL REALIZABLE VALUE AT
                          ASSUMED ANNUAL RATES OF
                          STOCK PRICE APPRECIATION
                              FOR OPTION TERM
                       ------------------------------
        NAME            0%(1)        5%        10%
        ----           --------   --------   --------
Glenn W. Sturm.......  $     --   $ 26,373   $ 80,170
                       $260,000   $295,681   $368,466
                       $     --   $108,593   $330,113

---------------

(1) For accounting purposes only, the fair market value of the Common Stock as of September 7, 1999, as derived from the Company's consolidated financial statements, was assumed to be $11.50 per share.
(2) The shares of Common Stock subject to this option vest as follows: 85,000 shares were vested as of November 15, 1999 and the remaining 85,000 shares will vest in three equal installments over three years.
(3) The shares of Common Stock subject to this option vest as follows: 10,000 shares were vested as of September 7, 1999, the date of grant, and the remaining 30,000 shares will vest in three equal installments over three years.
(4) The shares of Common Stock subject to this option vested in full on November 15, 1999.

     No options were exercised in fiscal 1999 by the named executive officer. The following table sets forth information concerning the value at December 31, 1999 of unexercised options held by the named executive officer.

             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                    UNDERLYING UNEXERCISED           MONEY OPTIONS/SARS
                                                    OPTIONS/SARS AT FISCAL                AT FISCAL
                                                           YEAR-END                       YEAR-END
                                                              (#)                          ($)(1)
                                                  ---------------------------   -----------------------------
NAME                                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                              -----------   -------------   ------------   --------------
Glenn W. Sturm..................................    195,000        115,000       $1,621,875      $1,591,875

---------------

(1) Based upon a per share price of $16.625, the closing price of a share of Common Stock on December 31, 1999, as reported by the Nasdaq National Market.

NETZEE, INC. 1999 STOCK OPTION AND INCENTIVE PLAN

     Effective August 5, 1999, the Board of Directors and shareholders of the Company approved the Netzee, Inc. 1999 Stock Option and Incentive Plan. Under the Plan, the Company may grant to eligible persons, including employees, directors, consultants and advisors of the Company, incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. The Compensation Committee believes that the Plan is an important part of the Company's overall compensation program. The Plan supports the Company's ongoing efforts to attract and retain talented employees and directors and gives the Company the ability to provide employees with incentives that are directly linked to the Company's financial results and increases in shareholder value. In addition, the Company may grant options outside of the Plan.

     Eligibility. The Compensation Committee determines the persons eligible to receive awards under the plan. These persons may include, without limitation, employees, directors, key consultants or advisors of the Company.

     Administration. The Compensation Committee administers the Plan, except that with respect to options or awards granted to the Company's officers, directors or more than 10% shareholders, the full Board of Directors or a committee comprised solely of two or more non-employee directors (if the Compensation Committee is not so comprised) is responsible for granting awards. The Compensation Committee will determine the terms of any awards granted under the Plan, within limitations specified in the Plan.

     Shares Reserved. The maximum number of shares of Common Stock that currently may be subject to outstanding awards, determined immediately after the grant of any award, is 4,816,768 shares, subject to adjustments for stock splits, dividends and other dilution events. The Plan provides that the number of shares of Common Stock available for issuance under the Plan shall be increased on the first day of each calendar year so that the maximum number of shares available for the issuance of options is equal to 20% of the number of shares of Common Stock outstanding on the preceding trading day, as determined on a fully-diluted basis, but in no case will the number of shares be less than 3,500,000.

     The shares of Common Stock subject to any award that terminates, expires or is cashed out without payment being made in the form of Common Stock will again be available for distribution under the Plan.

     As of May 5, 2000, the Company has granted options to purchase an aggregate of 2,102,549 shares of Common Stock to executive officers and directors of the Company, at per share exercise prices ranging from $2.00 to $22.125. The following executive officers and directors have received grants of options to purchase the specified amount of shares of Common Stock as of such date:

                                                              AMOUNT OF SHARES
                                                                 UNDERLYING
EXECUTIVE OFFICER OR DIRECTOR                                 OPTIONS GRANTED
-----------------------------                                 ----------------
Glenn W. Sturm..............................................      410,000
Richard S. Eiswirth.........................................      350,000
C. Michael Bowers...........................................      300,000
John W. Collins.............................................      215,000
Michael E. Murphy...........................................      202,549
Catherine G. Silver.........................................      175,000
Bruce P. Leonard............................................       85,000
Jon R. Burke................................................       80,000
Gayle M. Earls..............................................       45,000
Donny R. Jackson(1).........................................       40,000
Joel A. Katz................................................       40,000
Stiles A. Kellett, Jr.......................................       40,000
Jefferson B. A. Knox, Sr....................................       40,000
Joseph F. Quinlan, Jr.......................................       40,000
A. Jay Waite................................................       40,000

---------------

(1) Mr. Jackson resigned as a member of the Board of Directors on April 17, 2000.

     All options granted to the Company's executive officers and directors vest in equal installments over a three-year period from the date of grant except:

     - 50,000 shares subject to Mr. Eiswirth's options were immediately exercisable when granted, 30,000 shares of which were exercised by Mr. Eiswirth;

     - 2,549 shares subject to Mr. Murphy's options were immediately exercisable on March 7, 2000, and 50,000 shares subject to Mr. Murphy's options will become exercisable on each of March 7, 2001, April 17, 2001, March 7, 2002 and April 17, 2002;

     - 100,000 shares subject to an option held by Mr. Sturm will become exercisable in 12 equal monthly installments beginning on May 17, 2000;

     - 100,000 shares subject to an option held by Ms. Silver and 50,000 shares subject to an option held by Mr. Eiswirth will each become exercisable in 36 equal monthly installments beginning on May 17, 2000;

     - 10,000 shares subject to options held by each of Messrs. Burke, Collins, Earls, Jackson, Katz, Kellett, Knox, Leonard, Quinlan, Sturm and Waite are currently vested; and

     - 185,000 shares subject to Mr. Sturm's options, 175,000 shares subject to Mr. Bowers' options and 150,000 of the remaining 250,000 shares subject to Mr. Eiswirth's options, vested on November 15, 1999, the date the Company completed its initial public offering.

     In addition, options to purchase 1,603,570 shares of Common Stock have been granted to other employees and consultants of the Company as of May 5, 2000. Of these, options to purchase 500 shares have been exercised and options to purchase 7,500 shares have been cancelled.

     The Board of Directors has approved a one-time grant of options to purchase 40,000 shares to each director as of the date the director is first elected to the board of directors, one-fourth of which vests immediately and the remainder of which vests in equal portions over the three anniversaries of the date of grant.

     Stock-Based Awards. The Plan permits the Company to grant incentive stock options, which qualify for special tax treatment, and non-qualified stock options, as well as restricted stock awards and stock appreciation rights. The exercise price for incentive stock options cannot be less than the fair market value of Common Stock on the date of grant, as determined under the Plan, or, with respect to a shareholder owning more than 10% of the total combined voting power of all classes of the Company's stock, not less than 110% of the fair market value of the Common Stock on the date of grant. The term of an incentive stock option may not exceed 10 years, or five years if granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock. The number of shares subject to options granted to a person in a year may not exceed 1,000,000. The Plan permits the Compensation Committee to cancel an option upon exercise by the holder and pay the holder, in cash or common stock, the difference between the fair market value of the shares covered by the option and the exercise price.

     Under the Plan, the Company may also award shares of restricted Common Stock. Each award agreement will set forth conditions that must be satisfied before the restricted stock vests and becomes transferable. Restricted stock awards may be forfeited if, for example, the recipient's employment terminates before the award vests. Except as specified at the time of grant, holders of restricted stock will have voting rights and the right to receive dividends on such stock. On November 15, 1999, an award of 75,000 shares of restricted stock was granted to Ms. Silver. This award will vest in three equal installments on November 15, 2000, 2001 and 2002, if Ms. Silver continues to be employed by the Company on each vesting date. As of May 5, 2000, this award was the only award of restricted stock that the Company has granted.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report will not be deemed to be incorporated into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the same therein by reference.

     Prior to September 10, 1999, the Board of Directors, acting as a whole, addressed matters involving compensation of the Company's executive officers, including the grant of awards under the Plan. After such date, compensation and benefit practices of the Company were addressed by the Compensation Committee, which is presently comprised of two non-employee directors. The Compensation Committee establishes the general compensation policy of the Company, establishes the compensation of the Chief Executive Officer of the Company, approves the compensation of other executive officers of the Company and administers the Plan.

     Compensation Philosophy. The Compensation Committee has determined that the Company's compensation program should be directed to rewarding performance that creates value for shareholders. The

Compensation Committee's policies focus on attracting, motivating and assisting in the retention of key employees who demonstrate high levels of ability and talent. The compensation program looks both to the short and long term, balancing compensation to reward executive officers for past performance of the Company with incentives for contributions to a superior future performance of the Company over the long term. The Compensation Committee utilizes base salary, cash bonuses and grants of stock options and other incentive awards as part of its compensation program.

     Base Salary Program. Base salaries were initially determined primarily by evaluating the responsibilities of the position held by, and the experience of, each executive officer in addition to competitive comparisons with like industries and companies in the geographic area. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and any increased responsibilities assumed by the executive.

     Bonus Compensation Program. Executive officers are eligible to receive annual cash bonuses based upon criteria established by the Compensation Committee based upon the operating performance of the Company. Because the Company operated for only four months in fiscal 1999, no executive officer of the Company received a bonus.

     Equity-Based Incentive Awards. Awards of equity-based compensation, including stock options, restricted stock and stock appreciation rights under the Plan are intended to reward contributions by executive officers and employees to the Company's performance and to align the long-term interests of such persons with those of the shareholders. The Compensation Committee also considers equity-based compensation to be an important method of providing an incentive for executive officers to remain with, and to continue to make significant contributions to, the Company. In awarding equity-based compensation, the Compensation Committee considers the number of shares underlying the award and the value of the award held by each executive officer that will vest in future periods and seeks to maintain equitable relationships among executive officers who have similar levels of responsibility.

     Compensation of Chief Executive Officer. Mr. Sturm, the Company's Chief Executive Officer, was eligible to earn an annual base salary of $250,000 in fiscal 1999 pursuant to the terms of an Employment Agreement, dated September 1, 1999. However, Mr. Sturm waived the receipt of all salary and bonus owed to him by the Company in fiscal 1999, except for $1. Mr. Sturm also received options under the Plan to purchase 310,000 shares of Common Stock, of which 195,000 shares are currently vested. The Board of Directors concluded that Mr. Sturm's 1999 annual base salary as stated in his Employment Agreement and the grants of options to Mr. Sturm under the Plan were reasonable in amount and consistent with industry practices. In April 2000, Mr. Sturm received an option under the Plan to purchase 100,000 shares of Common Stock, which option shall vest in 12 equal monthly installments beginning on May 17, 2000. The Compensation Committee will consider additional long-term incentive compensation awards to Mr. Sturm based upon his achievement of the Company's operational and financial objectives.

     Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million that is paid to the public company's chief executive officer and its four other most highly compensated executive officers. Qualified performance-based compensation under Section 162(m) of the Code and the applicable regulations is not subject to the deduction limit if certain requirements are met. The Compensation Committee believes that incentive awards granted under the Plan have been exempt from the limitations as performance-based compensation as a result of certain transition rules adopted under Section 162(m) and because the Plan was effective prior to the Company's initial public offering. The Company intends to take all actions necessary so that these awards continue to qualify for treatment under the transitional rules or as performance-based compensation and would therefore continue to be exempt from the Section 162(m) limit in accordance with the regulations adopted under Section 162(m). The Company believes that compensation expected to be paid in 2000 to its executive officers will not exceed the Section 162(m) limitations.

Joel A. Katz
A. Jay Waite

                   PERFORMANCE OF THE COMPANY'S COMMON STOCK

     The following performance graph compares the cumulative shareholder return on the Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer Index over the period from November 8, 1999, the date the Common Stock was registered under the Exchange Act, to December 31, 1999. The graph assumes that the value of the investment in the Common Stock and each index was $100 at November 8, 1999 and that all dividends paid through such period were reinvested. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     NOVEMBER 8, 1999 TO DECEMBER 31, 1999
                      AMONG NETZEE, INC., THE NASDAQ STOCK
               MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER INDEX

                                                                               NASDAQ STOCK MARKET
                                                      NETZEE, INC.                (U.S.) INDEX            NASDAQ COMPUTER INDEX
                                                      ------------             -------------------        ---------------------
11/8/1999                                                100.00                      100.00                      100.00
12/31/1999                                               118.75                      129.44                      136.45

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company believes that all of the following transactions were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties on an arm's length basis. All transactions with the Company's shareholders, officers and directors or their affiliates, if any, are subject to the approval of a majority of the Company's independent and disinterested outside directors and are to be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's length basis.

ACQUISITIONS

     Between August 1999 and March 2000, the Company acquired in separate transactions Dyad Corporation ("Dyad"), Digital Visions, Inc. ("Digital Visions"), the remote banking operations of SBS Corporation ("SBS") and the Internet banking divisions of TIB and The Bankers Bank. In these transactions, some of the persons who were previously officers, directors or shareholders of the acquired companies became executive officers or directors of the Company or beneficial owners of more than 5% of the Common Stock. The following table summarizes the total number of shares of Common Stock that the Company issued to these interested persons in those acquisitions. All of these shares were issued at a price of $10.50 per share, except for the shares issued to Digital Visions, which had a per share market price of $22.125 on the date of issuance. Of the shares shown for each person below with respect to the Dyad, SBS and Digital Visions acquisitions, 10% were placed in escrow for one year from the date of acquisition for indemnification purposes.

ACQUISITION                              NAME OF RELATED PARTY            NUMBER OF SHARES ISSUED
-----------                              ---------------------            -----------------------
Dyad                               Glenn W. Sturm...................                89,889
                                   C. Michael Bowers................                69,057
                                   John W. Collins(1)...............               103,662
                                   Donny R. Jackson(1)(2)...........                23,019
                                   FDS, LLC(1)......................               118,932
Remote banking operations of SBS   David W. Brasfield(2)(3).........               866,666
                                   Michael Vaughn(3)................               866,666
                                   Robert D. Kirk(3)................               866,666
Internet banking division of TIB   TIB(3)...........................             1,361,000
Internet banking division of The   The Bankers Bank.................             1,361,000
  Bankers Bank
Digital Visions                    Michael E. Murphy................                82,014(4)

---------------

(1) Mr. Collins beneficially owns 60% of the membership interests in FDS and Mr. Jackson beneficially owns 20% of the membership interests in FDS.
(2) This person is no longer an executive officer or director of the Company.
(3) This person or entity no longer beneficially owns more than 5% of the Common Stock.
(4) Does not include (a) any shares that may be issued to Digital Visions pursuant to the attainment of revenue targets in fiscal years 2000 and 2001 or (b) options to purchase 102,549 shares of Common Stock that were granted to Mr. Murphy in connection with the acquisition of Digital Visions.

RELATIONSHIP WITH INTERCEPT

     InterCept currently owns approximately 35% of the Common Stock. The Company's Chairman of the Board of Directors, John W. Collins, is the Chairman and Chief Executive Officer of InterCept, and Donny R. Jackson, who, until April 2000, was a director of the Company, is the President, Chief Operating Officer and a director of InterCept. In addition, the Company's Chief Executive Officer, Glenn W. Sturm, is a director of both the Company and InterCept, and Jon R. Burke is a director of both the Company and InterCept. Boone A. Knox, the father of Jefferson B.A. Knox, Sr., a director of the Company, is a director of InterCept.

  Marketing Arrangement

     The Company has entered into a marketing arrangement with InterCept under which the Company's salespersons will sell InterCept's products and services and InterCept salespersons will sell the Company's products and services. Under this arrangement, the Company pays a commission to InterCept for each sale of the Company's products and services made by InterCept salespersons and for each referral to the Company's sales force that results in a sale. InterCept correspondingly pays the Company for sales and referrals by the Company's salespersons.

  Sales of SBS Non-Remote Banking Operations

     In August 1999, Direct Access, the Company's predecessor, purchased SBS for
2.6 million shares of its common stock and $16.6 million in cash. Additionally, Direct Access repaid approximately $4.9 million of SBS debt. In August 1999, while Direct Access was a majority-owned subsidiary of InterCept, Direct Access sold all of the assets it acquired from SBS, other than SBS's Internet and telephone banking assets, to InterCept for 450,000 shares of Direct Access' common stock, which InterCept previously had owned.

  Leases

     The Company leases an administrative office in Birmingham, Alabama from DMB, LLC, which is principally owned by David W. Brasfield, who until March 2000 was the Company's Senior Executive Vice President -- Sales and Marketing. During fiscal 1999, the Company paid DMB a monthly rent of $20,000. The Company currently subleases a portion of this property to InterCept. The Company received $65,000 in rent from InterCept in fiscal 1999 under this sublease.

     InterCept currently leases the property that includes the Company's data center in Birmingham, Alabama from DMB, LLC at a monthly rent of $8,500. The Company currently subleases a portion of this facility from InterCept. The Company paid $14,875 in rent to InterCept in fiscal 1999 under this sublease.

  Promissory Notes

     In August and September 1999, the Company and its predecessor, Direct Access, issued promissory notes payable to InterCept in the aggregate amount of $28.9 million. These notes matured on November 15, 1999, the closing date of the Company's initial public offering, and were repaid in full with the proceeds of that offering. These notes had been secured by all of the Company's assets.

     In conjunction with the Company's acquisition of DPSC Software, Inc., the Company received a commitment for a $15 million line of credit from InterCept. Borrowings on the line of credit will bear interest at prime plus 2%. As of December 31, 1999, the Company had borrowed approximately $11.0 million from InterCept on terms consistent with this commitment. After December 31, 1999, the Company repaid a portion of these borrowings with cash on hand. On March 24, 2000, pending the finalization of the line of credit, the Company issued a promissory note to InterCept in the principal amount of approximately $7.8 million, which reflects the amount borrowed under terms consistent with the commitment as of that date. This note bears interest at a rate of prime plus 2% and is secured by substantially all of the Company's assets. Accrued interest under this note is payable monthly. The borrowings under the note are being used to fund working capital requirements.

     During 1999, the Company incurred approximately $677,000 of interest expense associated with its borrowings from InterCept.

RELATIONSHIP WITH TIB, THE BANKERS BANK AND FIRST NATIONAL BANKER'S BANK

     In March 2000, the Company entered into a Master Agreement with each of TIB and The Bankers Bank to allow these bankers' banks to utilize the Company's Internet-based, bank-to-bank cash management system with their financial institution customers. This system allows customers of the bankers' banks to communicate electronically with the bankers' banks and to perform a given set of electronic banking and cash management transactions.

     In connection with the Master Agreements, each bankers' bank will pay the Company for the implementation, training, maintenance and support of the system during an initial one-year term. In connection with the Master Agreements, each of the bankers' banks has also signed a one-year Maintenance Agreement that takes effect in March 2001 for continued maintenance and support of the system. The Maintenance Agreement may be renewed by each bankers' bank, in its sole discretion, for additional one-year terms.

     In September 1999, the Company entered into a General Marketing Agent Agreement with each of TIB and The Bankers Bank. In connection with the Company's purchase of the Internet banking division of each of TIB and The Bankers Bank in September 1999, the Company agreed to cause Bruce P. Leonard, President and Chief Executive Officer of The Bankers Bank, and Gayle M. Earls, President and Chief Executive Officer of TIB, to be elected as Class III directors, with terms expiring at the 2002 annual meeting.

     Pursuant to these General Marketing Agent Agreements, each bankers' bank agrees to use its best efforts to promote and market the Company's Internet banking products and services to community banks on an exclusive basis. In return, the Company pays commissions to each of these bankers' banks for all contracts with the community financial institutions. In addition to these obligations, each bankers' bank has agreed to conduct its business so as to maintain and increase the Company's goodwill and reputation.

     In January 2000, the Company entered into a General Marketing Agent Agreement with FNBB similar to the agreements that it entered into with TIB and The Bankers Bank. Joseph F. Quinlan, Jr., the Chairman, President and Chief Executive Officer of FNBB, was appointed as a director of the Company in April 2000.

     In 1999, the Company leased its former headquarters in Atlanta, Georgia from The Bankers Bank, which at the time beneficially owned more than 5% of the Common Stock. The Company terminated this lease on February 15, 2000. The Company paid a total of $32,400 to The Bankers Bank in 1999 under this lease.

DIRECTOR AND OFFICER LOANS

     On July 1, 1999, Messrs. Collins, Sturm and Jackson entered into substantially similar full-recourse promissory notes with Direct Access as lender. These notes were given as consideration for the issuance of shares of Common Stock to these individuals. Mr. Collins borrowed $1.1 million, Mr. Sturm borrowed $1.3 million and Mr. Jackson borrowed $400,000. Each of these notes bears interest at 7% per year, and interest must be paid on each June 30 and December 31 until the note is paid in full. These notes mature on June 30, 2002. Mr. Jackson resigned as a director of the Company in April 2000.

     On August 5, 1999, Mr. Eiswirth borrowed $93,300 from Direct Access and signed a full-recourse promissory note evidencing this loan. He borrowed this money to exercise an option to purchase 30,000 shares of Direct Access common stock. This loan bears interest at a rate of 7% per year. Interest is payable on each June 30 and December 31 until the note is paid in full. This note matures on August 4, 2002.

LINE OF CREDIT AGREEMENT AND WARRANT

     On October 18, 1999, the Company entered into a Line of Credit Agreement with Kellett Partners, L.P. Stiles A. Kellett, Jr., who became a director of the Company as a result of this transaction, is an affiliate of Kellett Partners. Pursuant to this agreement, Kellett Partners agreed to loan up to $3.0 million to the Company on a revolving basis at an interest rate equal to the prime rate. The Company terminated this line of credit on December 15, 1999.

     In connection with the line of credit, the Company issued to Kellett Partners a warrant to purchase up to 461,876 shares of Common Stock at an exercise price of $3.25 per share. On March 2, 2000, the holders of these warrants exercised the warrants in full.

                             SHAREHOLDER PROPOSALS

     Shareholders who intend to submit proposals to the Company's shareholders for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Shareholders must submit such proposals so that they are received by the Company no later than March 17, 2001. Such proposals must comply with Rule 14a-8 promulgated under the Exchange Act and all other applicable proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

     Shareholders who wish to submit a proposal for consideration at the Company's 2001 Annual Meeting of Shareholders, but who do not wish to submit the proposal for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8, must submit their proposal to the Company in accordance with the procedures set forth in the Bylaws of the Company no later than February 15, 2001. Shareholders who intend to nominate persons for election to the Board of Directors at the 2001 Annual Meeting of Shareholders must submit such nominations to the Company, in accordance with the procedures set forth in the Bylaws of the Company, no later than March 17, 2001.

     Shareholder nominations for election of directors and all other shareholder proposals should be submitted to Richard S. Eiswirth, Senior Executive Vice President, Chief Financial Officer and Secretary, Netzee, Inc., 6190 Powers Ferry Road, Suite 400, Atlanta, Georgia 30339.

                                 OTHER MATTERS

     The Board of Directors has selected Arthur Andersen LLP, the Company's independent accountants for fiscal 1999, to serve as the Company's independent accountants for fiscal 2000. Representatives of Arthur Andersen LLP may be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     The Board has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting the proxies will have the discretion to vote on such matters as they see fit.

     If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel any proxy executed by you.

                             FINANCIAL INFORMATION

     Detailed financial information of the Company and its subsidiaries for fiscal 1999 is included in the Company's 1999 Annual Report to Shareholders, a copy of which is enclosed herewith.

                                          By Order of the Board of Directors

                                          /s/ RICHARD S. EISWIRTH
                                          Richard S. Eiswirth
                                          Secretary

May 12, 2000
Atlanta, Georgia

                                  NETZEE, INC.

    The undersigned hereby appoints Catherine G. Silver and Richard S. Eiswirth, and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of Netzee, Inc. to be held on June 15, 2000 at 9:00 a.m. local time, and at any adjournments or postponements thereof, for the following purposes:

    1.  Election of Directors

         [ ]  FOR ALL NOMINEES LISTED BELOW (except as   [ ]  WITHHOLD AUTHORITY to vote for all
              marked to the contrary below).                  nominees listed below.

              JON R. BURKE, JOEL A. KATZ, STILES A. KELLETT, JR.,
                   JOSEPH F. QUINLAN, JR. AND GLENN W. STURM

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)

--------------------------------------------------------------------------------

    2. In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournments or postponements thereof, all as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

              (continued on reverse -- please complete other side)

                          (continued from other side)
    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
                     WILL BE VOTED "FOR" THE ABOVE MATTERS.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                  Dated:                  , 2000
                                                        -------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly
                                                      IMPORTANT: Please date
                                                  this proxy and sign exactly as
                                                  your name or names appear
                                                  above. If stock is held
                                                  jointly, signature should
                                                  include both names. Executors,
                                                  administrators, trustees,
                                                  guardians and others signing
                                                  in a representative capacity,
                                                  please give your full
                                                  title(s).

 Do you plan to attend the Annual Meeting of Shareholders?  [ ]  Yes    [ ]  No
 IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.